UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2015

HEMISPHERE MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	001-35886 (Commission File Number)	80-0885255 (I.R.S. Employer Identification Number)

2000 Ponce de Leon Boulevard
Suite 500
Coral Gables, FL 33134
           (Address of principal executive offices) (Zip Code)

(305) 421-6364 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On June 1, 2015, Hemisphere Media Group, Inc. (the “Company”) issued a press release announcing that on May 29, 2015, it issued 479,337 shares of its Class A common stock pursuant to the exercise in full by the underwriters of their option to purchase additional shares in connection with the Company’s recent secondary public offering of 3,195,583 shares of Class A common stock, which closed on May  13, 2015.  The shares sold pursuant to the underwriters’ option were sold at a price of $12.00 per share, less underwriting discounts and commissions, generating net proceeds to the Company of approximately $5.4 million, less transaction expenses incurred by the Company. The Company plans to use the proceeds from the offering for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters, repayment of indebtedness and capital expenditures and may also use a portion to acquire or invest in complementary products or businesses.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information included in this Current Report on Form 8-K, including the exhibit attached hereto, is furnished solely pursuant to Item 7.01 of this Current Report on Form 8-K. Consequently, it is not deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under Securities Act of 1933, as amended, or the Exchange Act  if such subsequent filing specifically references this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release issued by the Company on June 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 1, 2015
HEMISPHERE MEDIA GROUP, INC.

By:	/s/ Alex J. Tolston
Name: Alex J. Tolston
Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by the Company on June 1, 2015